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                                                                    EXHIBIT 99.1


              FORM OF THOUSAND TRAILS, INC. COMPLIANCE AGREEMENT

     This Compliance Agreement (this "Agreement") is between Thousand Trails, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Selling Security Holder") of the Company's Senior Subordinated Pay-In-Kind Notes due 2003 (the "Securities").

                                   RECITALS

     A. The Company granted the Selling Security Holder or a predecessor holder of its PIK Notes and others registration rights with respect to the Securities in the Registration Rights Agreement, dated as of July 17, 1996 (the "Registration Rights Agreement").

     B. The Company contemplates filing a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission to register the distribution of the Securities as contemplated by the Registration Rights Agreement.

     C. The Company has requested that the Selling Security Holder confirm the inclusion of its Securities in the Registration Statement.

     D. The Company and the Selling Security Holder desire to ensure that the Company and the Selling Security Holder comply with all applicable laws, rules and regulations in connection with the distributions or transfers of the Securities as contemplated by the Registration Statement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  CONSENT.  The Selling Security Holder consents to the inclusion of its
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Securities in the Registration Statement and to its being named as a selling security holder in the Registration Statement. If the Selling Security Holder is not the initial holder of its PIK Notes, the Selling Security Holder agrees to provisions of the Registration Rights Agreement as if it were such initial holder.

     2.  REPRESENTATIONS AND WARRANTIES.  The Selling Security Holder represents
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and warrants to the Company as follows:

         (a) CONFIRMATION OF INFORMATION.  The information as to the beneficial
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     ownership of its Securities and the plan of distribution for such
     Securities provided by the Selling Security Holder is true and correct in all material respects. Such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such information shall be deemed to be the information furnished to the Company for
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     inclusion in the Registration Statement for the purposes of the Selling
     Security Holder's indemnification obligations under Section 6(a) of the Registration Rights Agreement.

         (b) TITLE.  The Selling Security Holder now has, and will have at all
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     times that the Selling Security Holder engages in selling efforts with respect to its Securities, valid and marketable title to the Securities to be sold by it, free and clear of any lien, claim, security interest, restriction or other encumbrance.

         (c) AUTHORITY TO SELL.  The Selling Security Holder now has, and will
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     have at all times that the Selling Security Holder engages in selling efforts with respect to its Securities, full power and authority (with regard to a Selling Security Holder that is a corporation, partnership, or other business entity) or full legal right, power, and capacity (with regard to a Selling Security Holder who is an individual), and any approval required by law, to sell, assign, transfer, and deliver such Securities.

     3.  COMPLIANCE WITH SECURITIES LAWS.  The Selling Security Holder covenants
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to the Company as follows:

         (a) RULE 10b-6.  The Selling Security Holder will deliver to the
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     Company a written notice at least 10 but not more than 20 Business Days before engaging in any selling efforts with respect to any Securities. Such notice shall set forth the name of the Selling Security Holder, the Securities with respect to which the Selling Security Holder will engage in selling efforts, and the date when the Selling Security Holder will begin such selling efforts (the "Commencement Date"). The Selling Security Holder may then engage in selling efforts and sell the Securities described in the notice during the period beginning on the Commencement Date and ending on the 20th Business Day immediately following the Commencement Date (the "Selling Period"). After the expiration of the Selling Period, the Selling Security Holder must deliver another notice to the Company pursuant to this
     Section 3(a) before engaging in additional selling efforts. The Selling Security Holder and any "affiliated purchaser," as defined in Rule 10b-6(c), with respect to the distribution or transfer of Securities by the Selling Security Holder will not bid for or purchase any Securities during the period beginning on the 9th Business Day immediately before the Commencement Date and ending on the last day of the Selling Period, and will otherwise comply with the restrictions set forth in Rule 10b-6. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday for purposes of the federal securities laws.

         (b) RULE 10b-7.  The Selling Security Holder will not engage in
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     stabilizing transactions with respect to its Securities or violate Rule
     10b-7 under the Exchange Act.

         (c) SECURITIES LAWS.  The Selling Security Holder will not violate any
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     federal securities laws, or the securities laws of any state or other jurisdiction, in connection with the distribution or transfer of its Securities.

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     4.  MISCELLANEOUS.
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         (a) AMENDMENTS AND WAIVERS.  No amendment or waiver of any of the
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     provisions of this Agreement shall be effective unless in writing and signed by the Company and the Selling Security Holder.

         (b) NOTICES.  All notices and other communications in connection with
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     this Agreement shall be in writing and deemed to have been received on the day of delivery if delivered by hand, overnight express or facsimile transmission, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to each party at its address described below (or to such other address to which such party has notified each other party in accordance with this Section 4(b) to send such notices or communications):

                  (i) If to the Selling Security Holder, at its address or facsimile number as shown on the signature page hereto; and

                  (ii)  If to the Company, at:

                         Thousand Trails, Inc.
                         2711 LBJ Freeway
                         Suite 200
                         Dallas, Texas  75234
                         Facsimile No.:  (972) 488-5008
                         Attention:  General Counsel or Secretary

         (c) GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED
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     ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, WITHOUT
     REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, AND SUCH FEDERAL LAWS AS MAY APPLY.

                      [SIGNATURES ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement.

                                   COMPANY:

Dated:  December ___, 1996         THOUSAND TRAILS, INC.

                                   By:
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                                        Walter B. Jaccard
                                        Vice President


                                   SELLING SECURITY HOLDER:

Dated:  December ___, 1996         NAME:
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                                   Address:
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                                   Facsimile No.:
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                                   By:
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                                   Name:
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                                   Title:
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